Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Erqi Wang, Chief Executive Officer of Jin Medical International Ltd. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

a.	the Company’s annual report on Form 20-F for the fiscal year ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: February 9, 2026

By:	/s/ Erqi Wang
Name:	Erqi Wang
Title:	Chief Executive Officer